Exhibit 10.38

AMENDMENT TO THE MASTER SERVICES AGREEMENT

This amendment to the Master Services Agreement (this “Amendment”) is entered into effective November 1, 2013 (the “Effective Date”), by and between Sports & Entertainment Physicians, PC, a Connecticut professional corporation, with its principal place of business at 188 Northrop Street, Bridgewater, Connecticut 06751 (“Provider”), and SFX Entertainment, Inc., a Delaware corporation, with its principal place of business at 430 Park Avenue, 6th Floor, New York, New York 10022 (“Client,” together with the Provider, the “Parties”).

RECITALS

WHEREAS, Provider and Client entered into a Master Services Agreement (the “Agreement”) pertaining to the provision of certain services set forth in Appendix I to the Agreement;

WHEREAS, the Parties desire to amend the Agreement pursuant to the terms and conditions contained herein to be effective and enforceable as of the Effective Date; and

NOW, THEREFORE, in consideration of the mutual covenants and promises of the Parties, the Parties hereby agree to amend the Agreement pursuant to the terms and conditions herein:

a.              Section 3.1 shall be amended to read as follows:

3.1 Term.  The initial term of this Agreement will begin on the Effective Date and will continue for two (2) years (the “Initial Term”), unless terminated earlier as provided in Section 3.2 below. Thereafter, the Client and Provider may renew the Agreement on mutually agreeable terms and conditions each year for an additional one (1) year thereafter.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

SPORTS & ENTERTAINMENT PHYSICIANS, PC			SFX ENTERTAINMENT, INC.

By:	/s/ Andrew Bazos MD	By:	/s/ Richard Rosenstein

Name:	Andrew Bazos MD	Name:	Richard Rosenstein

Title:		Title:	Chief Executive Officer

Date:	3/28/14	Date:	3/28/14